Exhibit 10.2

NATIONAL HOLDINGS CORPORATION

NONQUALIFIED INDUCEMENT STOCK OPTION GRANT NOTICE

As an inducement material to the decision by the individual listed below (the “Optionee”) to accept employment with National Holdings Corporation, a Delaware corporation (the “Company”), and pursuant to that certain employment agreement entered into by and between the Optionee and the Company, dated as of May 7, 2015 (the “Employment Agreement”), the Company hereby grants to the Optionee a nonqualified stock option to purchase the number of shares of the common stock of the Company (“Shares”) set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. This Option is made and granted as a stand-alone award and is not granted under or pursuant to the National Holdings Corporation 2013 Omnibus Incentive Plan (the “Plan”). However, unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Optionee:	Glenn C. Worman
Grant Date:	May 7, 2015
Vesting Commencement Date:	May 7, 2015
Total Number of Shares Subject to the Option:	180,000	Shares
Expiration Date:	June 20, 2023, subject to the terms of the Agreement
Exercise Price per Share and Vesting Schedule:

(i) 60,000 options shall vest immediately upon grant, one third of such options shall have an exercise price of $4.50 per share, one third of such options shall have an exercise price of $5.50 per share and one third of such options shall have an exercise price of $6.00 per share; (ii) 60,000 options shall vest on the first anniversary of the Grant Date, one third of such options shall have an exercise price of $4.50 per share, one third of such options shall have an exercise price of $5.50 per share and one third of such options shall have an exercise price of $6.00 per share; (iii) and 60,000 options shall vest on the second anniversary of the Grant Date, one third of such options shall have an exercise price of $4.50 per share, one third of such options shall have an exercise price of $5.50 per share and the remainder of such options shall have an exercise price of $6.00 per share. Notwithstanding the foregoing, the options granted pursuant to this paragraph that are unvested as of a Change in Control (as defined in the Plan) shall become immediately vested upon the Change in Control, provided the Executive is still employed with the Company at such time.

Termination:	The Option shall terminate on the Expiration Date set forth above or, earlier, in accordance with the terms of the Agreement.

By his signature, the Optionee agrees to be bound by the terms and conditions of the Agreement and this Grant Notice. The Optionee has reviewed this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Grant Notice, the Agreement or relating to the Option.

[Signature Page Follows]

NATIONAL HOLDINGS CORPORATION		OPTIONEE

By:	/s/ Robert B.Fagenson	By:	/s/ Glenn C. Worman
Print Name:	Robert B. Fagenson	Print Name:	Glenn C. Worman
Title:	Chairman of the Board and Chief Executive Officer
Address:	410 Park Avenue, 14th Floor	Address:	385 Princeton Avenue
	New York, New York 10021		Brick, New Jersey 08724

EXHIBIT A

TO NONQUALIFIED INDUCEMENT STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

No. of shares subject to

Nonqualified Stock Option: 180,000

Pursuant to the Nonqualified Inducement Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, National Holdings Corporation, a Delaware corporation (the “Company”), has granted to the Optionee an option (the “Option”) to purchase the number of Shares indicated in the Grant Notice.

1.     Non-Plan Grant; Incorporation of Terms of Plan. The Option is made and granted as a stand-alone award, separate and apart from, and outside of, the National Holdings Corporation 2013 Omnibus Incentive Plan (the “Plan”), and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option as though the Option had been granted under the Plan (including but not limited to the adjustment provision contained in the Plan), and the Option shall be subject to such terms, conditions and definitions which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the Option shall not be counted for purposes of calculating the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan or for purposes of calculating the award limitations with respect to the Optionee under the Plan.

2.     Employment Inducement Grant. The Option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the Option shall be interpreted in accordance and consistent with such exemption.

3.     Grant of Options. (a) In consideration, and as an inducement for the Employee to enter into employment with the Company pursuant to an employment agreement dated as of May 7, 2015 (“Employment Agreement”), the Company, on May 7, 2015 (the “Grant Date”), granted to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the Option. The Option gives the Optionee the right and option to purchase from the Company all or any part of an aggregate of 180,000 shares of the Common Stock of the Company, at the exercise price of (a) $4.50 per share with respect to 60,000 of such shares (“Tranche A”), (b) $5.50 with respect to 60,000 of such shares (“Tranche B”), and (c) $6.00 with respect to 60,000 of such shares (“Tranche C”) (which exercise prices are not less than the Fair Market Value of a share of Common Stock on the Grant Date). This Option is intended to be treated as a nonqualified stock option, which is not subject to Code Section 421. This Option is exercisable as hereinafter provided.

(b)     In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Affiliate.

4.     Terms and Conditions. The Options are subject to the following terms and conditions:

(a)     Expiration Date. The Options shall expire at 11:59 p.m. on June 20, 2023 (the “Expiration Date”) or, if earlier, the time set forth in Sections 5 or 6 of the Agreement, as applicable. No Option may be exercised after the Option expires.

(b)     Vesting of Options.

(i)     In General. Except as otherwise provided below, each Tranche shall be exercisable with respect to 20,000 shares of Common Stock in each of Tranches A, B and C (for a total of 60,000 shares) on the Grant Date; with respect to an additional 20,000 shares of Common Stock in each of Tranches A, B and C (for a total of 60,000 shares) on the first anniversary of the Grant Date and with respect to an additional 20,000 shares of Common Stock in each of Tranches A, B and C (for a total of 60,000 shares) on the second anniversary of the Grant Date, provided the Optionee has been continuously employed by, or providing services to, the Company or an Affiliate from the Grant Date until such time. Once this Option has become exercisable, it shall continue to be exercisable until the earlier of the termination of the Optionee’s rights hereunder pursuant to Sections 5 or 6 of this Agreement or the Expiration Date. A partial exercise of this Option shall not affect the Optionee’s right to exercise this Option with respect to the remaining shares of Common Stock, subject to the conditions of the Plan and this Agreement.

(ii)     Qualifying Termination or Change in Control. In the event (A) the Optionee's employment or service with the Company and/or its Affiliates is terminated by the Company without "Cause" (as defined in the Employment Agreement) (and not due to Disability, as defined in the Employment Agreement) or by the Optionee for "Good Reason" (as defined in the Employment Agreement) (either of such events a “Qualifying Termination”) or (B) a Change of Control (as defined in the Plan) of the Company, provided the Optionee has remained in continuous employment until such Change of Control, the Option shall become exercisable in full, to the extent not then previously exercisable.

(c)     Method of Option Exercise and Payment for Shares. The Option shall be exercised by delivering written notice of exercise, along with the Option price for the portion of the Option being exercised and all applicable tax withholdings, to the attention of the Company’s Secretary at the Company’s address specified in Section 11 below. The exercise date shall be the date of delivery. The Optionee shall pay the Option price (i) in cash or cash equivalent acceptable to the Committee, (ii) by surrendering shares of Common Stock the Optionee already owns, (iii) by a cashless exercise through a broker, (iv) by means of a “net settlement” procedure, (v) by such other medium of payment as the Committee shall authorize or (vi) by any combination of the allowable methods of payment set forth herein. Additionally, the Optionee shall pay all applicable tax withholdings in cash or cash equivalent acceptable to the Committee.

(d)     Transferability. The Options may not be transferred except by will or the laws of descent and distribution. No right or interest of the Optionee or any transferee in an Option shall be liable for, or subject to, any lien, obligation or liability of the Optionee or any transferee.

5.     Exercise in the Event of Qualifying Termination. In the event the Optionee's employment or service with the Company and/or its Affiliates is terminated as a result of a Qualifying Termination, this Option shall be exercisable for all or part of the number of shares of Common Stock that were exercisable as of the date of, or as a result of, such termination of employment, reduced by the number of shares for which the Optionee previously exercised the Option shall survive, only until the earlier of (a) six (6) months after the termination date and (b) the Expiration Date and the Options shall thereafter expire.

6.     Exercise in the Event of Termination other than Qualifying Termination. Except as otherwise provided in this Section 6, in the event the Optionee's employment or service with the Company and/or its Affiliates terminates other than as a result of a Qualifying Termination, this Option shall be exercisable for all or part of the number of shares of Common Stock subject to the Option that were exercisable as of the date of the Qualifying Termination, reduced by the number of shares for which the Optionee previously exercised the Option shall survive, only until the earlier of (a) three (3) months after the termination date or (b) the Expiration Date and the Options shall thereafter expire. In the event the Optionee’s employment or service with the Company and/or its Affiliates is terminated for Cause (as defined in the Employment Agreement), this Option shall immediately terminate and be forfeited with no further compensation to the Optionee.

7.     Agreement to Terms of the Plan and Agreement. The Optionee has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions except as modified herein.

8.     Tax Consequences. The Optionee acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the shares of Common Stock received upon exercise of this Option and (ii) that Optionee should consult a tax adviser prior to such acquisition or disposition of the shares of Common Stock. The Optionee is solely responsible for determining the tax consequences of the Options and for satisfying the Optionee’s tax obligations with respect to the Options.

9.     Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Optionee to a fractional share such fractional share shall be disregarded.

10.     Adjustments; Change in Capital Structure. The terms of this Option shall be adjusted, if at all, in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more extraordinary dividends, stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization (which adjustment shall be no less favorable than any other holder of options of the Company).

11.     Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to the Options hereunder, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	National Holdings Corporation

410 Park Avenue, 14th Floor

New York, New York 10022

Attention: Chief Executive Officer

If to the Optionee:	Glenn C. Worman

385 Princeton Avenue

Brick, New Jersey 08724

12.     Shareholder Rights. The Optionee shall not have any rights as a shareholder with respect to shares of Common Stock subject to this Option until the issuance of the shares of the Common Stock upon exercise of the Option.

13.     No Right to Continued Employment or Service. Neither this Agreement, the granting of the Options nor any other action taken pursuant to this Agreement, or the Options constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company or any Affiliate shall retain the Optionee as an employee or other service provider for any period of time or at any particular rate of compensation.

14.     Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Optionee and the successors of the Company.

15.     Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Agreement shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

16.     Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

17.     Miscellaneous. The Company agrees to file with the SEC as soon as reasonably practicable following the Grant Date, a Form S-1 or Form S-8 registration statement covering the shares of Common Stock subject to the Option. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of this Agreement.

18.     Section 409A. Notwithstanding any of the provisions of this Agreement, the parties intend that the Option be exempt from Code Section 409A. Each payment, amount or benefit payable hereunder that is subject to Code Section 409A shall be treated as a separate payment in a series of separate payments for all purposes under Code Section 409A. Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Optionee or any other person if the Internal Revenue Service or any court or other authority have any jurisdiction over such matter determines for any reason that an Option is subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Code Section 409A (other than resulting from the gross negligence or willful misconduct of the Company, Affiliate or person after the date first referenced above).

19.     Governing Law. This Agreement shall be governed by the laws of the State of Delaware without reference to conflict of law provisions, except to the extent federal law applies.

20.     Administration. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under this Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of this Agreement that the Committee deems to be necessary or appropriate to the administration of this Agreement. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.

21.     Conformity to Securities Laws. The Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

22.     Entire Agreement. The Grant Notice, this Agreement and the Employment Agreement, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Optionee has affixed his signature hereto.

COMPANY: National holdings corporation By: Name: Robert B. Fagenson Title: Chairman and Chief Executive Officer OPTIONEE: Glenn C. Worman